Exhibit 23.3

CONSENT OF INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM

We consent to the use of our audit report dated January 12, 2006 except for Note 12, which is dated January 31, 2006, related to the financial statements of Trend Mining Company for the fiscal year ended September 30, 2005, for the filing with and attachment to Trend Mining Company’s Registration Statement on Form SB-2. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S. Certified Public Accountants Spokane, Washington

February 14, 2007